UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 18, 2020

NIELSEN HOLDINGS PLC

(Exact name of Registrant as specified in its charter)

England and Wales	001-35042	98-1225347
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

85 Broad Street New York, New York 10004	Nielsen House John Smith Drive Oxford Oxfordshire OX4 2WB United Kingdom

(Address of principal executive offices)

+1 (646) 654-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value €0.07 per share	NLSN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2020, the Compensation Committee of the Board of Directors of Nielsen Holdings plc (the “Company”) approved the grant to each of David Kenny, the Company’s Chief Executive Officer and Chief Diversity Officer and George Callard, the Company’s Chief Legal and Corporate Affairs Officer, of performance-based restricted stock units (“PRSUs”) under the Company’s Long-Term Performance Plan having a target fair market value of $4,620,000 and $1,080,000, respectively, and time-vesting restricted stock units (“RSUs”) having a fair market value of $3,080,000 and $720,000, respectively. The number of PRSUs that may be earned (which may be more or less than the target number of PRSUs granted) will be measured based on the level of achievement of Company revenue and adjusted earnings per share goals (each weighted at 50%) measured over a performance period commencing on January 1, 2020 and ending on the date on which the Company completes the spinoff of its Global Connect business and the earned PRSUs will cliff vest on December 31, 2022, subject to the named executive officer’s active employment through such date. The RSUs will vest in four equal annual installments commencing on the first anniversary of the grant date, subject, in each case, to the named executive officer’s active employment through the applicable vesting dates. The other terms and conditions of the PRSU and RSU awards are consistent with the terms of the awards previously made to the Company’s executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2020

NIELSEN HOLDINGS PLC

By:	/s/ Emily Epstein
Name:	Emily Epstein
Title:	Secretary